SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 30, 2003


                                  MISONIX, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           New York                       1-10986               11-2148932
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)


1938 New Highway, Farmingdale, NY                                 11735
------------------------------------------                      ----------
(Address of principal executive offices)                        (Zip Code)

                                 (631) 694-9555
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

          (a)  Financial  Statements  of  Businesses  Acquired.

               None.

          (b)  Pro  Forma  Financial  Information.

               None.

          (c)  Exhibits.

          99.1 Press  Release,  dated  October 30, 2003, issued by MISONIX, INC.

ITEM 9.   REGULATION FD DISCLOSURE (PURSUANT TO ITEM 12).
          -----------------------------------------------

          The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

          On October 30, 2003, MISONIX, INC. issued a press release announcing its financial results for the quarter ended September 30, 2003. A copy of this press release is furnished as Exhibit 99.1 to this report.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   October 31, 2003

                                          MISONIX, INC.

                                          By:  /s/ Richard Zaremba
                                               -------------------
                                               Richard Zaremba
                                               Vice President, Chief Financial
                                               Officer, Treasurer and Secretary

                                  EXHIBIT INDEX
                                  -------------

The  following  is  a  list  of  Exhibits  furnished  with  this  report.

Exhibit No.     Description
-----------     -----------

99.1             Press Release, dated October 30, 2003, issued by MISONIX, INC.

                                    MISONIX
                               [GRAPHIC OMITTED]


Company Contact                         Investor Relations Contacts
---------------                         ---------------------------
Michael A. McManus, Jr.                 Lippert/Heilshorn & Associates, Inc.
President and CEO                       Kim Sutton Golodetz (kgolodetz@lhai.com)
Misonix, Inc.                           (212) 838-3777
(631) 694-9555                          Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100
www.misonix.com                         www.lhai.com
---------------                         ------------



      MISONIX REPORTS FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL 2004 WITH
                         INCREASED REVENUES AND EARNINGS


FARMINGDALE, N.Y., (OCTOBER 30, 2003) - MISONIX, INC. (NASDAQ NM: MSON) today reported financial results for the three months ended September 30, 2003. Highlights for the first quarter of fiscal 2004 include:

     - Revenue increased 23% from the prior year driven by a 45% increase in Medical Device revenue
     - Net Income of $394,000 represented a seven-fold gain from the year earlier period
     -    Backlog  of  unfilled  orders  increased  88%  to  $10.5  million
     -    Initiated  sales  of  our  neuroaspirator  in  Europe  and  Africa
     - Executed key agreement with Focus Surgery to develop and market products using High Intensity Focused Ultrasound (HIFU) for Liver and Kidney ablation on a global basis

Revenues for the three months ended September 30, 2003 were $8.6 million, a 23% increase when compared with $7.0 million for the same period in fiscal 2003. The Company recorded net income for the quarter of $394,000, or $.06 per fully diluted share, compared to net income of $51,000, or $.01 per fully diluted share for the same period in fiscal 2003. Medical device revenues increased 45% to $4.6 million and industrial revenues increased 5% to $4.0 million. The increase in medical device revenues was attributable to a 39% increase in diagnostic medical device revenue to $2.2 million and a 51% increase in therapeutic medical device revenue to $2.4 million. The increase in industrial product revenue was mainly attributable to a 16% increase in sales for

Labcaire's endoscopic cleaning and disinfecting units, a 3% increase in industrial ultrasonic laboratory equipment sales, which were partially offset by a 12% decrease in fume enclosures sales and a 40% decrease in wet scrubber sales.

Gross profit, as a percentage of sales, increased to 42.5% for the first fiscal quarter of 2004 from 42.2% for the same period in the prior fiscal year. The increase was the result of a combination of volume efficiencies from increased revenues and cost reductions implemented during the prior fiscal year.

General and Administrative expenses were higher during the first quarter of fiscal 2004 as compared to the same period in the prior fiscal year due to severance payments to several individuals, an increase in administrative staff and a personnel shift from selling to administration, all of which were incurred at Labcaire. The Company does not anticipate further material severance payments at Labcaire.

Royalty income for the three months ended September 30, 2003 increased as compared to the same period as the prior fiscal year due to the payment of royalties of $410,000 owed from prior fiscal periods. These royalties were not recorded until realized.

At September 30, 2003, the backlog of unfilled orders was $10.5 million, compared with $5.6 million as of June 30, 2003. Medical device products backlog was $7.9 million, a 161% increase and industrial products backlog increased 2% to $2.6 million.

Michael A. McManus, Jr., President and Chief Executive Officer commented, "We are pleased with our continued growth in both revenues and earnings. Our whole team is particularly enthused that we have reached the point where the majority of our sales and the greatest growth, are in medical devices. Just four years ago we were only selling one medical device. Sonora, FibraSonics and our core therapeutic medical devices continue to perform at impressive rates. We enter our second fiscal quarter of 2004 with a backlog of unfilled orders at a level we have not seen in a long time."

Mr. McManus continued, "We are disappointed with the progress made in Hearing Innovations and have made a corporate decision to cease funding future operations. The technology provides a benefit to patients but the products require more improvement, market development and cash."

"We continue to see Focus Surgery's SB-500 be successful in Europe and Asia and have begun the development of products for kidney and liver using HIFU (High Intensity Focused Ultrasound). We believe the investment in Focus Surgery will deliver future incremental income. We also continue to look for strategic transactions and partnerships to enhance shareholders value."

"The Company continues to expect, for fiscal 2004, to increase revenues 8% and diluted earnings per share to be $0.20 to $0.22 on core products. This does not include the incremental benefit from any development projects or products."

As previously announced, the Company has scheduled a conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time today. To participate in the call, a few minutes prior to the start time, please dial 888-803-7638 in the U.S. or 706-634-1218 for international callers. Those unable to participate are invited to listen to a recording of the call and Question and Answer session immediately following the conclusion of the call and the two days following until November 1, 2003 at 11:59 p.m. by dialing (800) 642-1687 in the U.S. or
(706) 645-9291 for international callers, and entering reservation code 3718639. Alternatively, individuals may listen to the call by visiting the investor relations section of the Company's website at www.misonix.com. To listen to the live call, please go to the website 15 minutes prior to its start to register, download, and install the necessary audio software. A recording of the call will be available for 14 days on the site beginning on October 30, 2003.

Misonix develops, manufactures, and/or markets medical, scientific and industrial ultrasonic and air pollution control systems and maintains minority equity positions in Focus Surgery as its exclusive manufacturer of the Sonoblate 500.

Forward Looking Statements: Statements in this news release looking forward in time are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, including general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, and regulatory risks including approval of pending and/or contemplated 510K filings.


                               (Tables to follow)

                                               MISONIX, INC.
                                         CONSOLIDATED BALANCE SHEETS


                                                                       SEPTEMBER 30, 2003    JUNE 30, 2003
                                                                           Unaudited            Audited
                                                                      --------------------  ---------------
ASSETS
------
Current Assets:
  Cash and cash equivalents                                           $         4,674,972   $    2,279,869
  Accounts receivable, net of allowance
    for doubtful accounts of $738,190 and
    $644,157, respectively                                                      6,492,919        7,844,399
  Inventories                                                                   9,286,604        8,979,472
  Deferred income taxes                                                           482,345          477,580
  Prepaid expenses and other current assets                                       868,446          983,523
                                                                      --------------------  ---------------
Total current assets                                                           21,805,286       20,564,843

Property, plant and equipment, net                                              3,645,368        3,574,207
Deferred income taxes                                                             860,320          862,690
Goodwill                                                                        4,473,713        4,473,713
Other assets                                                                      319,419          319,136
                                                                      -------------------------------------
Total assets                                                          $        31,104,106   $   29,794,589
                                                                      =====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Revolving credit facilities                                                     949,363          704,669
  Accounts payable                                                              3,609,910        3,563,208
  Accrued expenses and other current liabilities                                1,810,104        2,002,154
  Income tax payable                                                              775,031           47,453
  Current maturities of long-term debt and capital
    lease obligations                                                             314,582          279,554
                                                                      --------------------  ---------------
Total current liabilities                                                       7,458,990        6,597,038

Long-term debt and capital lease obligations                                    1,260,867        1,235,362

Deferred income                                                                   343,326          356,076

Minority interest                                                                 277,477          263,450

Stockholders' equity:
  Capital stock, $0.01 par - shares authorized 10,000,000; 6,733,665
    issued and 6,655,865 outstanding                                               67,337           67,337
  Additional paid-in capital                                                   22,712,511       22,712,511
  Retained deficit                                                               (659,742)      (1,053,484)
  Treasury stock, 77,800 shares                                                  (412,424)        (412,424)
Accumulated other comprehensive income                                             55,764           28,723
                                                                      -------------------------------------
Total stockholders' equity                                                     21,763,446       21,342,663
                                                                      -------------------------------------

Total liabilities and stockholders' equity                            $        31,104,106   $   29,794,589
                                                                      -------------------------------------

                                  MISONIX, INC.
                      Consolidated Statements of Operations
                                    Unaudited

                                              Three Months Ended
                                                 September 30,
                                              2003         2002
                                           ------------------------
Net sales                                  $8,619,898   $7,010,322

Cost of goods sold                          4,954,203    4,053,104
                                           ------------------------

Gross profit                                3,665,695    2,957,218

Selling expenses                              956,533      935,603
General and administrative expenses         2,055,768    1,519,873
Research and development expenses             488,480      539,326
Litigation (recovery) settlement expenses           -     (127,302)
                                           ------------------------

Total operating expenses                    3,500,781    2,867,500
                                           ------------------------

Income from operations                        164,914       89,718

Total other income                            511,949       15,111
                                           ------------------------

Income before minority interest and
income taxes                                  676,863      104,829


Minority interest in the net income of
consolidated subsidiaries                     (14,026)      (6,717)
                                           ------------------------

Income before income taxes                    662,837       98,112

Income tax expense                            269,095       46,955
                                           ------------------------

Net income                                 $  393,742   $   51,157
                                           ========================

Net income per share-basic                 $     0.06   $     0.01
                                           ========================

Net income per share-diluted               $     0.06   $     0.01
                                           ========================

Weighted average common shares-basic        6,655,865    6,105,865
                                           ===========  ===========


Weighted average common shares-diluted      6,725,580    6,510,746
                                           ===========  ===========